                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 1 of 2)
                  COMPUTATION OF INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
                  ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED         SIX MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              June  30,    June  30,    June  30,    June  30,
PRIMARY                                                         1997         1996        1997 (a)      1996
-------                                                       ---------    ---------    ---------    ---------
Net income (loss)                                             $  75,634    $  63,370    $(128,990)   $  83,904

Deduct: Dividends on convertible preferred stock                 (2,837)        (889)      (5,677)      (1,716)
                                                              ---------    ---------    ---------    ---------
Net income (loss) applicable to common shares                 $  72,797    $  62,481    $(134,667)   $  82,188
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income (Loss)
  per Share:
--------------------------------------------------

Weighted average common shares outstanding                      291,737      292,890      290,069      293,131
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      3,352        3,500            -        3,628
      Fisher-Price warrants                                         627          989            -          986
      Nonvested stock                                                 -          537            -          600
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             295,716      297,916      290,069      298,345
                                                              =========    =========    =========    =========

Income (Loss) Per Common Share:
-------------------------------

Net income (loss) per common share                            $    0.25    $    0.21    $   (0.46)   $    0.28
                                                              =========    =========    =========    =========

(a) - Stock options and Fisher-Price warrants have been excluded from this calculation because their impact is anti-dilutive.

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

                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 2 of 2)
                  COMPUTATION OF INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
                  -------------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED         SIX MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              June  30,    June  30,    June  30,    June  30,
FULLY DILUTED                                                  1997 (a)     1996 (b)     1997 (b)     1996 (b)
-------------                                                 ---------    ---------    ---------    ---------
Net income (loss)                                             $  75,634    $  63,370    $(128,990)   $  83,904

Add: Interest savings, net of tax, applicable to:
     Assumed conversion of 7% convertible subordinated
       notes                                                        182          182          364          364
                                                              ---------    ---------    ---------    ---------
Net income (loss) applicable to common shares                 $  75,816    $  63,552    $(128,626)   $  84,268
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income (Loss)
  per Share:
--------------------------------------------------

Weighted average common shares outstanding                      291,737      292,890      290,069      293,131
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      4,608        4,158        4,488        4,361
      Assumed conversion of convertible preferred stock          10,493        2,953       10,493        2,829
      Fisher-Price warrants                                         646        1,002          646        1,002
      Assumed conversion of 7% convertible subordinated
        notes                                                       893          783          838          783
      Nonvested stock                                                 -          570            -          692
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             308,377      302,356      306,534      302,798
                                                              =========    =========    =========    =========

Income (Loss) Per Common Share:
-------------------------------

Net income (loss) per common share                            $    0.25    $    0.21    $   (0.42)   $    0.28
                                                              =========    =========    =========    =========

(a) - This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(b) - This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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